Exhibit 1.2

February 2, 2006

UTEK Corporation

202 S. Wheeler Street

Plant City, FL 33563

Ladies and Gentlemen:

We have acted as counsel to UTEK Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-129260) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated January 26, 2006, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering of 816,330 shares of common stock of the Company (the “Shares”), as described in the Prospectus and a prospectus supplement dated February 2, 2006 (the “Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

The Shares are to be sold by the Company pursuant to a purchase agreement (the “Purchase Agreement”), dated as of February 2, 2006, by and between the Company and Piper Jaffray & Co., which is being filed as Exhibit h to the Company’s Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement, to be filed with the Commission on the date hereof.

We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Certificate of Incorporation, as amended to date and currently in effect (the “Charter”), (ii) the Company’s Bylaws, as amended to date and currently in effect (the “Bylaws”) and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

UTEK Corporation

February 2, 2006

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

The opinions expressed in this letter are limited to the law of the State of Delaware as presently in effect, and we express no opinion with respect to the law of any other jurisdiction. We are not members of the bar of the State of Delaware and we have not consulted with Delaware counsel with respect to this opinion letter. The opinions addressed in this letter, insofar as they relate to matters of Delaware law, are based on our review of the Delaware General Corporation Law, with which we are familiar.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm in the “Legal Matters” section of the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP